Exhibit 99.1

Duratek Announces 2003 Year-End Results

    COLUMBIA, Md.--(BUSINESS WIRE)--Feb. 25, 2004--Duratek, Inc. (NASDAQ:DRTK) today announced it achieved record income from operations of $34.9 million for the year ended December 31, 2003 as compared to $28.8 million in 2002, an increase of 21%. Net income excluding the effects of the previously announced preferred stock repurchase, write-off of deferred financing costs, and the cumulative effect of a change in accounting principle was $18.2 million for 2003, an increase of 32% as compared to $13.8 million in the prior year. This improvement was primarily due to the strong performance in the Commercial Services Segment, particularly on certain higher margin projects. Earnings per share for the year-ended December 31, 2003, excluding the effects of the preferred stock repurchase, the write-off of deferred financing costs, and the cumulative effect of the change in accounting principle was $0.94 as compared to $0.72 in 2002. The Company reported a net loss per diluted share for the quarter and year ended December 31, 2003 of ($2.46) and ($1.62) as compared to net income per diluted share of $0.17 and $0.72 for the comparable periods in 2002, respectively.
    The table below summarizes the results described above and the effect of the preferred stock repurchase on the 2003 year-end results.



                                                      Year Ended
                                                      December 31,
                                                   ------------------
($000's)                                             2003      2002

Reported net income (loss) attributable to
 common shareholders                               $(21,918) $ 12,486
Plus: Preferred stock dividends and repurchase     $ 36,154  $  1,279
Plus: Write-off of deferred financing costs
 associated with terminated credit facility        $  2,546  $      -
Less: Tax benefit of deferred financing costs
 written off                                       $ (1,019) $      -
Plus: Cumulative effect of change in
 accounting principle, net of tax                  $  2,414  $      -

Equals: Net income excluding effects of preferred
 stock repurchase, write-off of deferred
 financing, and cumulative effect of change in
 accounting principle                              $ 18,177  $ 13,765

Diluted weighted average common shares outstanding
 excluding effect of preferred stock repurchase 19,372 19,110 Earnings per share excluding effects of preferred stock repurchase, write-off of deferred
 financing, and cumulative effect of change in
 accounting principle                              $   0.94  $   0.72
                                                   ========= ========


    Revenues decreased 2% in 2003 to $285.9 million as compared to $291.5 million in 2002, reflecting the Company's strategic shift to emphasize higher margin projects. Income from operations and revenues for the fourth quarter 2003 were $7.5 million and $72.8 million as compared to $7.0 million and $77.2 million, respectively, for the comparable period in 2002.
    Robert E. Prince, President and CEO said, "We are pleased with the progress made in strengthening our position as a U.S. leader in radioactive materials management and disposition. In 2003, we saw growth in profitability primarily due to our focus on higher margin opportunities where the Company has distinct advantages. In addition, we added new work in exciting areas that present good prospects for future growth."
    On December 17, 2003 the Company announced that it repurchased substantially all of the its 8% Cumulative Convertible Redeemable Preferred Stock beneficially owned by the Carlyle Group for $51.6 million in cash which included $2.4 million for dividends in arrears. The purchase price was based on a price of $9.74 per share of Common Stock. As a result of this transaction, the Company recognized a charge of $35.2 million, which represented the differential between the book value of the preferred shares and the repurchase price plus related transaction costs. A new $145 million credit facility was put in place to finance the preferred shares, refinance the existing indebtedness, and fund the working capital requirements of the Company. The Carlyle Group originally invested in the Company nine years ago and continues to be the largest stockholder with approximately 23% of the Company's outstanding Common Stock. Additionally, a non-cash charge of $1.5 million net of income taxes was recorded for the write-off of the unamortized deferred financing costs related to the credit facility, which was terminated. All of these charges were recognized in the fourth quarter of 2003.
    Robert F. Shawver, Executive Vice President and CFO said, "The Company's solid financial performance and strong cash generation allowed us to complete the preferred stock repurchase and put in a new credit facility at the end of 2003. This resulted in retiring the equivalent of 26% of the diluted shares, establishing a new $115 million term debt facility, positioning the Company with cash on hand and a line of credit sufficient to meet the future operating needs of the business."
    An unaudited comparative summary of Duratek's results of operations for the fourth quarter and year ended December 31, 2003 and 2002 is as follows (in thousands, except per share data):



                                Three Months Ended      Year Ended
                                ------------------ -------------------
                                December  December December  December
                                   31       31        31        31
                                  2003     2002      2003      2002
                                --------- -------- --------- ---------
Revenues                         $72,764  $77,175  $285,901  $291,536
Income from operations            $7,527   $7,036   $34,946   $28,819
Income taxes                      $1,924   $2,455   $11,671    $9,673
Net income before cumulative
 effect of a change in
 accounting principle             $1,842   $3,271   $16,650   $13,765
Net income                        $1,842   $3,271   $14,236   $13,765
Preferred stock repurchase,
 dividends, and charges
 for accretion                  $(35,209)   $(315) $(36,154)  $(1,279)

Net income (loss) per share:
   Basic
     Before cumulative effect
      of a change in
      accounting principle        $(2.46)   $0.21    $(1.44)    $0.92
     Cumulative effect of a
      change in accounting
      principle                        -        -    $(0.18)        -
                                ========= ======== ========= =========
                                  $(2.46)   $0.21    $(1.62)    $0.92
                                ========= ======== ========= =========
   Diluted
     Before cumulative effect
      of a change in
      accounting principle        $(2.46)   $0.17    $(1.44)    $0.72
     Cumulative effect of a
      change in accounting
      principle                        -        -    $(0.18)        -
                                --------- -------- --------- ---------
                                  $(2.46)   $0.17    $(1.62)    $0.72
                                ========= ======== ========= =========


    A conference call will be held today at 11:00 a.m. Eastern Time. Investors can listen to the conference call by logging into www.duratekinc.com or by calling 1-888-928-9510, pass code Duratek. In addition to the webcast and teleconference, the Company will be placing a presentation of the data on its website under the investor relations financial reports section. We encourage investors to listen to the call in addition to viewing the presentation.
    A replay of the call will be available at approximately 1:00 p.m. today through March 5, 2004 at 4:00 p.m. by dialing 1-800-873-2169. The webcast will be archived on the Duratek website for at least 30 days.

    Duratek provides safe, secure radioactive materials disposition.

    Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of Section 21E(i)(1) of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Duratek's actual results to be materially different from any future results expressed or implied by these statements. Such factors include the following: the Company's ability to manage its commercial waste processing operations, including obtaining commercial waste processing contracts and processing waste under such contracts in a timely and cost-effective manner; the timing and award of contracts by the U.S. Department of Energy for the cleanup of waste sites administered by it; the Company's ability to integrate acquired companies; the acceptance and implementation of the Company's waste treatment technologies in the government and commercial sectors; and other large technical support services projects. All forward-looking statements are also expressly qualified in their entirety by the cautionary statements included in the Company's SEC filings, including its quarterly reports on Form 10-Q and its annual report on Form 10-K.



                    DURATEK, INC. AND SUBSIDIARIES

                      Consolidated Balance Sheets

                      December 31, 2003 and 2002
          (in thousands of dollars, except per share amounts)

                                                      2003      2002
                                                   --------- ---------
                          Assets
Current assets:
 Cash                                               $35,174    $2,323
 Accounts receivable, less allowance for doubtful
  accounts of $842 in 2003 and $2,694 in 2002        38,378    48,420
 Cost and estimated earnings in excess of billings
  on uncompleted contracts                           15,464    12,828
 Prepaid expenses and other current assets            5,778     9,055
 Deferred income taxes                                1,112     2,168
                                                   --------- ---------
      Total current assets                           95,906    74,794

Retainage                                             7,555     4,969
Property, plant and equipment, net                   69,416    69,287
Goodwill                                             70,797    70,797
Other intangible assets                               4,718     5,675
Decontamination and decommissioning trust fund       20,767    19,693
Other assets                                         15,043     8,917
                                                   --------- ---------
      Total assets                                 $284,202  $254,132
                                                   ========= =========

           Liabilities and Stockholders' Equity
Current liabilities:
 Current portion of long-term debt                   $1,150   $10,400
 Accounts payable                                    12,851    13,911
 Accrued expenses and other current liabilities      39,592    41,147
 Unearned revenues                                   21,410    16,476
 Waste processing and disposal liabilities            8,001     9,936
                                                   --------- ---------
      Total current liabilities                      83,004    91,870

Long-term debt, less current portion                114,825    50,749
Facility and equipment decontamination and
 decommissioning liabilities                         40,855    28,778
Other noncurrent liabilities                          1,860     4,472
Deferred income taxes                                 4,434     2,649
                                                   --------- ---------
      Total liabilities                             244,978   178,518
                                                   --------- ---------

8% Cumulative Convertible Redeemable Preferred
 Stock, $.01 par value; 160,000 shares authorized,
 3,002 shares issued and outstanding at
 December 31, 2003, 157,525 shares issued and
 outstanding at December 31, 2002                       300    15,752
                                                   --------- ---------

Stockholders' equity:
 Preferred stock - $0.01 par value; authorized
  4,840,000 shares; none issued                           -         -
 Common stock - $0.01 par value; authorized
  35,000,000 shares; issued 15,229,100 shares
  in 2003 and 15,142,419 shares in 2002                 152       151
 Capital in excess of par value                      78,375    77,715
 Accumulated deficit                                (30,026)   (8,108)
 Treasury stock at cost, 1,612,376 shares in 2003
  and 2002                                           (9,577)   (9,577)
 Deferred compensation                                    -      (319)
                                                   --------- ---------
      Total stockholders' equity                     38,924    59,862
                                                   --------- ---------


                                                   --------- ---------
      Total liabilities and stockholders' equity   $284,202  $254,132
                                                   ========= =========



                    DURATEK, INC. AND SUBSIDIARIES

                 Consolidated Statements of Operations

             Years ended December 31, 2003, 2002 and 2001
          (in thousands of dollars, except per share amounts)

                                            2003      2002      2001
                                         --------- --------- ---------

Revenues                                 $285,901  $291,536  $279,173
Cost of revenues                          217,493   229,134   237,454
                                         --------- --------- ---------
        Gross profit                       68,408    62,402    41,719
Selling, general and administrative
 expenses                                  33,462    33,583    34,991
                                         --------- --------- ---------
        Income from operations             34,946    28,819     6,728
Interest expense                           (6,903)   (5,518)  (10,606)
Other income, net                              76       285       191
                                         --------- --------- ---------

        Income (loss) before income
         taxes (benefit), proportionate
         share of income (loss) of
         joint ventures, and cumulative
         effect of a change in
         accounting principle              28,119    23,586    (3,687)
Income taxes (benefit)                     11,671     9,673      (729)
                                         --------- --------- ---------

        Income (loss) before
         proportionate share of income
         (loss) of joint ventures and
         cumulative effect of a change
         in accounting principle           16,448    13,913    (2,958)
Proportionate share of income (loss) of
 joint ventures                               202      (148)     (148)
                                         --------- --------- ---------

        Net income (loss) before
         cumulative effect of a change
         in accounting principle           16,650    13,765    (3,106)
Cumulative effect of a change in
 accounting principle, net of tax          (2,414)        -         -
                                         --------- --------- ---------
        Net income (loss)                  14,236    13,765    (3,106)

Preferred stock repurchase, dividends
 and charges for accretion                (36,154)   (1,279)   (1,495)
                                         --------- --------- ---------
        Net income (loss) attributable
         to common stockholders          $(21,918)  $12,486   $(4,601)
                                         ========= ========= =========

Net income (loss) per share:
    Basic
      Before cumulative effect of a
       change in accounting principle $(1.44) $0.92 $(0.34) Cumulative effect of a change in
       accounting principle                 (0.18)        -         -
                                         --------- --------- ---------
                                           $(1.62)    $0.92    $(0.34)
                                         ========= ========= =========

    Diluted
      Before cumulative effect of a
       change in accounting principle $(1.44) $0.72 $(0.34) Cumulative effect of a change in
       accounting principle                 (0.18)        -         -
                                         --------- --------- ---------
                                           $(1.62)    $0.72    $(0.34)
                                         ========= ========= =========



                    DURATEK, INC. AND SUBSIDIARIES

                 Consolidated Statements of Cash Flows

             Years ended December 31, 2003, 2002 and 2001
                       (in thousands of dollars)

                                             2003     2002     2001
                                           -------- -------- --------

Cash flows from operating activities:
  Net income (loss)                        $14,236  $13,765  $(3,106)
  Adjustments to reconcile net income
   (loss) to net cash provided by
    operating activities:
      Depreciation and amortization         15,279   11,850   14,428
      Deferred income taxes                  4,445    5,038       36
      Cumulative effect of a change in
       accounting principle                  2,414        -        -
      Stock compensation expense               318      318      318
      Income tax benefit from exercise of
       non-qualified stock options             196       63        -
      Allowance for doubtful accounts           46      458      981
      Proportionate share of (income) loss
       of joint ventures                       (45)     148      148
      Gain on settlement, net of
       settlement expenses                       -        -   (4,182)
      Changes in operating assets and
       liabilities:
          Accounts receivables              10,151     (844)   1,059
          Income taxes recoverable               -   (1,140)   6,516
          Costs and estimated earnings in
           excess of billings on
           uncompleted contracts            (6,830)  12,711   (1,103)
          Prepaid expenses and other
           current assets                      871    1,504    2,998
          Accounts payable, and accrued
           expenses and other current
           liabilities                      (2,188)  (3,258)  (2,757)
          Unearned revenues                  4,934    2,984   (2,254)
          Waste processing and disposal
           liabilities                      (1,935)  (4,226)   2,267
          Facility and equipment
           decontamination and
           decommissioning liabilities         959      943      176
          Retainage                         (1,582)  (2,932)  (2,496)
          Other                               (593)    (261)     296
                                           -------- -------- --------
        Net cash provided by operating
         activities                         40,676   37,121   13,325
                                           -------- -------- --------

Cash flows from investing activities:
  Additions to property, plant and
   equipment                                (4,839)  (2,649)  (4,211)
  Advances to employees, net                    71      (85)      79
  Other                                       (449)     (79)   1,711
                                           -------- -------- --------
        Net cash used in investing
         activities                         (5,217)  (2,813)  (2,421)
                                           -------- -------- --------

Cash flows from financing activities:
  Net repayments of borrowings under
   revolving credit facility                     -  (12,500)  (6,000)
  Net proceeds from (repayments of) short-
   term borrowings                               -   (7,763)   7,763
  Proceeds from long-term debt             115,000        -        -
  Repayments of long-term debt             (61,149) (10,651) (10,400)
  Preferred stock repurchase               (49,181)       -        -
  Deferred financing costs                  (4,209)  (1,098)  (1,246)
  Preferred stock dividends paid            (3,101)       -     (267)
  Repayments of capital lease obligations     (388)    (442)    (790)
  Proceeds from issuance of common stock       420      330       70
  Treasury stock purchases                       -     (302)     (24)
                                           -------- -------- --------
        Net cash provided used in
         financing activities               (2,608) (32,426) (10,894)
                                           -------- -------- --------
        Net increase in cash                32,851    1,882       10

Cash, beginning of year                      2,323      441      431
                                           -------- -------- --------
Cash, end of year                          $35,174   $2,323     $441
                                           ======== ======== ========

    CONTACT: Duratek, Inc., Columbia
             Diane R. Brown, 410-312-5100
             www.duratekinc.com